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                                                                     EXHIBIT 5.1


         [GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL LETTERHEAD]


                               December 5, 1997

Commodore Environmental Services, Inc.
150 East 58th Street, Suite 3400
New York, New York 10155


        Re: Registration Statement on Form S-8
        --------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 22,145,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), consisting of: (a) 8,765,000 shares of Common Stock issuable upon exercise of currently outstanding options heretofore granted under (i) the Commodore Environmental Services, Inc. 1997 Stock Option Plan (the "1997 Plan"), (ii) Non-Qualified Stock Option Agreements, dated as of July 28 and November 22, 1993, as of August 31, 1995, as of February 16, 1996, and as of June 17 and November 1, 1997, and the Amended and Restated Non-Qualified Stock Option Agreement, dated as of January 1, 1996 ( the "Stock Option Agreements"), (iii) Director Compensation Agreements, dated February 20, 1996 (the "Director Compensation Agreements"), and (iv) Advisory Agreements, dated February 20 and 22, and March 7, 1996 (the "Advisory Agreements"); (b) 12,590,000 shares of Common Stock underlying options presently available to be granted under the 1997 Plan; and (c) 790,000 shares of Common Stock heretofore issued upon exercise of options granted under (i) the 1987 Stock Option Plan of Commodore Resources Corporation, and (ii) certain Stock Option Agreements. The opinion set forth below relates only to the 21,355,000 shares of Common Stock (the "Shares") issuable upon exercise of options granted, or available to be granted, under the 1997 Plan, the Stock Option Agreements, the Director Compensation Agreements, and the Advisory Agreements.

     In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-Laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed. With respect to the original issuance of the Shares by the Company, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the respective terms of the 1997 Plan, the Stock Option Agreements, the Director Compensation Agreements, and the Advisory Agreements, as applicable, and against receipt of the consideration stipulated therefor, which will not be less than the par value of the Shares.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

     The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     Very truly yours,

                                     /s/ GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN
                                     & QUENTEL